Exhibit 99.1

National Holdings Corporation Reports Financial Results for the Fiscal First Quarter 2020

NEW YORK, NY, February 14, 2020 – National Holdings Corporation (NASDAQ: NHLD) (“National” or the “Company”), a leading full service independent brokerage, investment banking, tax and asset management firm, today announced its financial results for the fiscal first quarter of 2020.

Financial Highlights:

■	Revenue of $51.2 million, versus $58.1 million recorded in the fiscal 2019 first quarter.

■	The brokerage business produced $26.3 million in revenue, a 6% increase from the $24.7 million recorded in the fiscal 2019 first quarter.

■	Investment advisory revenue increased to $7.4 million, up 26% from $5.9 million in the fiscal 2019 first quarter.

■	Total expenses were down $3.3 million in the current fiscal quarter to $53.5 million from $56.8 million in the fiscal 2019 first quarter.

■	A loss before other income and income taxes of $2.3 million versus income of $1.3 million in the fiscal 2019 first quarter.

■	Net loss attributable to common shareholders of $1.6 million compared to net income attributable to common shareholders of $1.0 million in the fiscal 2019 first quarter.

■	Quarterly adjusted EBITDA of ($0.8) million, down from the $4.2 million recorded in the fiscal 2019 first quarter.

■	Cash of $21.8 million and no debt as of December 31, 2019 versus cash of $30.4 million and no debt as of the fiscal year-end 2019.

Management Commentary

Michael Mullen, Chief Executive Officer of National stated, “Coming off the record year we had in 2019 and looking ahead, we are extremely optimistic about the outlook for National in 2020. All of our businesses performed well for the quarter—the decline in revenue versus the comparative fiscal 2019 quarter was due to an $11.8 million reduction in investment banking revenue recorded this quarter; however, this decline followed an extremely strong banking quarter a year ago resulting from the high number of quality offerings brought during the 2019 quarter. We remain confident that this business will meet expectations for the year.

Mr. Mullen continued, “The culture of excellence that grounds our entire organization continues to empower National to attract and retain talented, successful financial professionals and support the growth of their businesses. Our focus on building out the National platform also significantly aids our recruiting and acquisition efforts. As our recurring revenue increases through acquisitions and recruiting, we expect to become less dependent on episodic revenue and to see the overall value of the enterprise increase. Our recent acquisition and recruiting over the past two quarters represents approximately $3 billion in assets and over $28 million in annualized future revenue to our platform. With the completion of our acquisition of investment firm Winslow, Evans & Crocker at the end of December, as of January 31, 2020 we have approximately 700 registered representatives, and our assets under management have grown in excess of 25% since our 2019 fiscal year end to over $15 billion. In 2020 as we continue to grow, we will remain vigilant with our cost controls and add even more efficiencies that improve our overall profitability.”

Fiscal 1Q 2020 Financial Results

National reported fiscal first quarter 2020 revenue of $51.2 million, down $6.9 million or 12% from the first fiscal quarter of 2019. The decrease is due to an $11.8 million reduction in investment banking revenue this quarter, which declined from a record quarter a year ago, one which produced almost 40% of full-year investment banking revenue for the full year fiscal 2019.

National’s successful advisor recruiting efforts coupled with strong financial markets yielded first quarter growth for both brokerage and investment advisory. Revenues increased from the prior-year quarter by 6% to $26.3 million and 26% to $7.4 million for our brokerage and advisory businesses, respectively.

Expenses overall declined by $3.3 million in the current quarter. Our variable cost of revenue ratio increased approximately 1% versus the prior-year quarter following the strong prior-year quarter in investment banking. Other operating expenses performed as expected, with the exception of several settlements associated with former registered representatives and small increases in technology and real estate costs associated with our geographical and platform expansion, offset in other categories due to our continuing cost efficiency program. As a result, a pre-tax loss of $2.2 million was recorded in the current quarter versus pre-tax income of $1.3 million a year ago.

Our Winslow, Evans & Crocker acquisition was completed on December 31, the last day of the fiscal 2020 first quarter, therefore there is no impact on revenue and only small acquisition-related expenses in that quarter. We expect that business to be accretive to our financial results in our fiscal fourth quarter, post integration.

Revenue

As noted above, our brokerage and investment advisory businesses grew significantly, while investment banking revenues declined to a more normalized level in the current quarter versus the extraordinary level recorded in the year-ago quarter. Investment banking revenue in the fiscal 2019 first quarter included two significant transactions related to the Company's private shares business recorded in the comparative period last year.

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Brokerage revenue increased from the prior-year quarter by $1.6 million or 6% to $26.3 million. The slow fiscal 2019 first quarter was significantly outpaced by a strong equity market in the fiscal 2020 first quarter combined with significant gains in recruiting and existing client growth.

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Revenue from investment advisory, a continuing area of strategic importance, increased to $7.4 million, up $1.5 million or 26% from the first fiscal quarter of 2019. Coupled with recruiting success and strong financial markets, the continued growth in this category is also attributed to the trend of diversifying portions of client portfolios from traditional brokerage accounts to our investment advisory platform.

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Investment banking revenue decreased to $15.2 million from $27.1 million in the first fiscal quarter of 2019. The prior-year quarter included broad revenue across both our traditional and private shares businesses, including significant revenue generated through transactions involving shares of Uber and Airbnb.

●	Tax preparation and accounting revenue was $0.9 million versus $0.8 million in the prior-year quarter. The first fiscal quarter of the year is the slowest revenue generating quarter for this business.

Expenses

Total expenses were down $3.3 million in the current fiscal quarter to $53.5 million, from the $56.8 million recorded in the comparative year quarter.

Although our variable cost of revenue declined with the reduction in revenue, our variable cost of revenue ratio increased in the current quarter approximately 1%, and as a result, our gross margins decreased from the prior-year period due to normalized, lower revenues in our highest margin business line.

Overall, other operating expenses increased by $1.5 million to $14.4 million from the first fiscal quarter of 2019. As noted above, several arbitration settlements associated with legacy representatives no longer with the firm, as well as an increase in occupancy costs due to our expanded geographical footprint, and technology licensing costs due to our enhanced technology framework, were the primary drivers of the increase year-over-year. We are confident that our current platform is scalable and that our cost efficiency program will continue to take hold as we move forward.

Earnings

A pre-tax loss of $2.2 million was recorded in the current year quarter versus $1.3 million of pre-tax income in the fiscal 2019 first quarter. The overall revenue decline, coupled with gross margin erosion on lower investment banking revenue and the increase in other operating expenses noted above contributed to this change.

A net loss attributable to common shareholders of $1.6 million, compared to net income attributable to common shareholders of $1.0 million in the prior-year quarter, produced a net loss per share attributable to common shareholders, both basic and fully diluted, of $0.12 in the fiscal first quarter of 2020 versus net income per share attributable to common shareholders of $0.08 per share in the fiscal first quarter of 2019.

Adjusted EBITDA was ($0.8) million in the current year quarter compared to $4.2 million in the first quarter of fiscal 2019.

Balance Sheet

As of December 31, 2019, National had $21.8 million of cash, versus $30.4 million as of September 30, 2019. The Company's balance sheet remains debt-free.

Non-GAAP Measures

The Non-GAAP measures shown in this release exclude various items detailed further below.

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National defines non-GAAP adjusted EBITDA as GAAP net income (loss) excluding: interest expense, income taxes, depreciation and amortization, stock-based compensation, forgivable loan amortization and unrealized gain/loss on the firm’s warrant portfolio.

Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included with the financial information included in this press release. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. Management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to management and investors regarding financial and business trends related to the company's operating results.

About National Holdings Corporation

National Holdings Corporation (NHLD) is a full-service investment banking and asset management firm that, through its affiliates, provides a range of services, including independent retail brokerage and advisory services, investment banking, institutional sales and trading, equity research, financial planning, market making, tax preparation, insurance, to corporations, institutions, high net-worth and retail investors. With approximately 1,000 advisors, registered reps, traders, sales associates and corporate staff, National Holdings operates through various subsidiaries including National Securities Corporation, National Asset Management, Inc., National Insurance Corporation, National Tax and Financial Services Inc. (formerly Gilman Ciocia, Inc.), GC Capital Corporation and the Winslow, Evans & Crocker entities. Formed as a holding company in 1996, National Holdings’ largest subsidiary National Securities Corporation has been in business since 1947. National Holdings is headquartered in New York and Florida. For more information, visit www.yournational.com.

FORWARD-LOOKING STATEMENTS

Certain matters discussed in this press release, including, but not limited to, the statements regarding our intentions, beliefs or current expectations concerning, among other things, our financial performance; financial condition; operations and services; prospects; growth and strategies, are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. Any such statements, other than statements of historical fact, are based on management’s current expectations, estimates, projections, beliefs and assumptions about the Company, its current and prospective portfolio investments, and its industry. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company’s control, difficult to predict and could cause actual results to differ materially from those expected or forecasted in such forward-looking statements. Actual developments and results are likely to vary materially from these estimates and projections as a result of a number of factors, including investor confidence may weaken, negatively affecting brokerage services revenue, investment banking revenue may be negatively affected if market conditions worsen, the value of our carried interest may decline prior to being recognized and other risks described from time to time in National’s filings with the Securities and Exchange Commission. Such statements speak only as of the time when made, and National undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

CONTACT:

Investor Relations:
Email: ir@yournational.com
Telephone: +1 212 417 3638

NATIONAL HOLDINGS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	December 31, 2019 (Unaudited)	September 30, 2019
ASSETS
Cash	$21,820,000	$30,443,000
Restricted cash	962,000	960,000
Cash deposits with clearing organizations	643,000	436,000
Securities owned, at fair value	10,912,000	12,481,000
Receivables from broker-dealers and clearing organizations	1,990,000	3,490,000
Forgivable loans receivable	2,911,000	1,834,000
Other receivables, net	7,881,000	5,672,000
Prepaid expenses	5,372,000	3,639,000
Fixed assets, net	5,026,000	5,067,000
Intangible assets, net	10,567,000	5,441,000
Goodwill	8,142,000	5,153,000
Deferred tax asset, net	3,305,000	4,560,000
Operating lease assets	15,231,000	—
Other assets	1,739,000	2,031,000
Total Assets	$96,501,000	$81,207,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities
Securities sold, but not yet purchased, at fair value	$203,000	$—
Accrued commissions and payroll payable	12,579,000	18,590,000
Accounts payable and accrued expenses	7,516,000	8,643,000
Deferred clearing and marketing credits	314,000	367,000
Contingent consideration	6,346,000	1,620,000
Operating lease liabilities	17,332,000	—
Other	1,343,000	388,000
Total Liabilities	45,633,000	29,608,000

Commitments and Contingencies

Stockholders’ Equity
Preferred stock, $0.01 par value, 10,000,000 shares authorized; none outstanding	—	—
Common stock $0.02 par value, authorized 75,000,000 shares at December 31, 2019 and September 30, 2019; 13,278,835 shares issued and outstanding at December 31, 2019 and 13,158,441 shares issued and outstanding at September 30, 2019	265,000	263,000
Additional paid-in-capital	91,120,000	90,354,000
Accumulated deficit	(42,372,000)	(40,779,000)
Total National Holdings Corporation Stockholders’ Equity	49,013,000	49,838,000
Non-controlling interest	1,855,000	1,761,000
Total Stockholders’ Equity	50,868,000	51,599,000

Total Liabilities and Stockholders’ Equity	$96,501,000	$81,207,000

NATIONAL HOLDINGS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Month Period Ended December 31,
	2019	2018
Revenues
Commissions	$23,167,000	$21,012,000
Net dealer inventory gains (losses)	1,192,000	(503,000)
Investment banking	15,227,000	27,071,000
Investment advisory	7,389,000	5,858,000
Interest and dividends	1,394,000	1,584,000
Transaction fees and clearing services	1,775,000	2,149,000
Tax preparation and accounting	931,000	774,000
Other	116,000	162,000
Total Revenues	51,191,000	58,107,000

Operating Expenses
Commissions, compensation and fees	45,299,000	49,410,000
Clearing fees	324,000	759,000
Communications	674,000	822,000
Occupancy	1,168,000	925,000
License and registration	1,024,000	579,000
Professional fees	2,194,000	1,985,000
Interest	14,000	8,000
Depreciation and amortization	530,000	398,000
Other administrative expenses	2,304,000	1,904,000
Total Operating Expenses	53,531,000	56,790,000
Income (Loss) before Other Income (Expense) and Income Taxes	(2,340,000)	1,317,000

Other Income (Expense)
Other income (expense)	116,000	6,000
Total Other Income	116,000	6,000
Income (Loss) before Income Taxes	(2,224,000)	1,323,000

Income tax expense (benefit)	(725,000)	367,000
Net Income (Loss)	(1,499,000)	956,000

Net income attributable to non-controlling interest	(94,000)	—
Net income (loss) attributable to National Holdings Corporation common shareholders	$(1,593,000)	$956,000

Net income (loss) per share attributable to National Holdings Corporation common shareholders - Basic	$(0.12)	$0.08
Net income (loss) per share attributable to National Holdings Corporation common shareholders - Diluted	$(0.12)	$0.08

Weighted average number of shares outstanding - Basic	13,169,025	12,545,286
Weighted average number of shares outstanding - Diluted	13,169,025	12,716,195

RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP* ADJUSTED EBITDA

	Three Months Ended December 31,
	2019	2018
Net income (loss) attributable to common shareholders, as reported	$(1,593,000)	$956,000
Interest expense	14,000	8,000
Income taxes	(725,000)	367,000
Depreciation	242,000	170,000
Amortization	288,000	228,000
EBITDA	(1,774,000)	1,729,000
Non-cash compensation expense	907,000	1,322,000
Forgivable loan amortization	163,000	171,000
Unrealized loss (gain) on the firm's warrant portfolio	(143,000)	1,020,000
EBITDA, as adjusted	$(847,000)	$4,242,000

* National defines non-GAAP adjusted EBITDA as GAAP net income (loss) excluding: interest expense, income taxes, depreciation and amortization, stock-based compensation, forgivable loan amortization and unrealized gains/losses on the firm’s warrant portfolio.